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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to the incorporation by reference in Registration Statements No. 33-49822, No. 333-90642 and No. 333-90464 of ICU Medical, Inc. on Form S-8 of
our report dated February 3, 2003 relating to the consolidated financial statements and financial statement schedule of ICU Medical, Inc. and subsidiaries as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures and the adjustment of financial statement amounts for a three-for-two stock split related to the 2001 and 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and adjustments), appearing in this Annual Report on Form 10-K of ICU Medical, Inc. for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Costa Mesa, California
March 26, 2003